SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 30, 2004

Financial Security Assurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

New York	1-12644	13-3261323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 826-0100

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits.

The following exhibits are being furnished pursuant to Item 12:

99.1	Financial Security Assurance Holdings Ltd. press release dated February 5, 2004

99.2	Financial Security Assurance Holdings Ltd. Quarterly Operating Supplement for the period ended December 31, 2003

99.3	FSA Quarterly Letter dated February 5, 2004 from Robert P. Cochran, Chairman and Chief Executive Officer of Financial Security Assurance Holdings Ltd.

99.4

Presentation given by Robert P. Cochran, Chairman and Chief Executive Officer of Financial Security Assurance Holdings Ltd., on January 30, 2004 at the FSA Municipal Leadership Forum in Carefree, Arizona

Item 12.  Results of Operations and Financial Condition.

On February 5, 2004, Financial Security Assurance Holdings Ltd. (the “Company”) issued a press release announcing its second quarter 2003 results, and stating that the Company was posting the press release to its website, http://www.fsa.com, on that date.  A copy of the press release is furnished herewith as Exhibit 99.1.

The February 5, 2004 press release also announced that the Company was posting that date to its website its current Operating Supplement.  A copy of the Company’s Quarterly Operating Supplement for the period ended December 31, 2003 is furnished herewith as Exhibit 99.2.

On February 5, 2004, the Company also posted to its website a quarterly letter from its Chairman and Chief Executive Officer.  A copy of that document, entitled “FSA Quarterly Letter from Robert P. Cochran, Chairman and Chief Executive Officer”, is furnished herewith as Exhibit 99.3.

On January 30, 2004, the Company issued a press release announcing that Robert P. Cochran, Chairman and Chief Executive Officer of the Company, gave a presentation that day at the FSA Municipal Leadership Forum in Carefree, Arizona, and stating that the presentation has been posted to the Investor Presentations and Information section of the Company’s web site, http://www.fsa.com.  A copy of that presentation is furnished herewith as Exhibit 99.4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.,

Date: February 5, 2004	By:	/s/ Bruce E. Stern
Name: Bruce E. Stern
Title: General Counsel and Managing Director

EXHIBIT INDEX

Exhibit Number	Description

99.1	Financial Security Assurance Holdings Ltd. press release dated February 5, 2004

99.2	Financial Security Assurance Holdings Ltd. Quarterly Operating Supplement for the period ended December 31, 2003

99.3	FSA Quarterly Letter dated February 5, 2004 from Robert P. Cochran, Chairman and Chief Executive Officer

99.4

Presentation given by Robert P. Cochran, Chairman and Chief Executive Officer of Financial Security Assurance Holdings Ltd., on January 30, 2004 at the FSA Municipal Leadership Forum in Carefree, Arizona